UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2007

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation, a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 28, 2006, China Digimedia Holdings Ltd., the wholly owned subsidiary of the Registrant, appointed Mr. Li Wa Tat Benedict to the position of Chief Financial Officer of China Digimedia Holdings Ltd., subject to a three month probationary period. On January 19, 2007, the Registrant announced the appointment of Mr. Li to the position of Chief Financial Officer to the Registrant.

Mr. Li has approximately 17 years of financial experience with multinational companies. His experience includes portfolio management, corporate group management, and holding senior finance positions.

Mr. Li was the Finance Director for InterGen, a U.S. based conglomerate, managing the group’s China projects. Prior work experience includes employment at Mirant and Citicorp International, Inc. as well as serving in other Hong Kong listed companies.

Mr. Li is a qualified Certified Accountant and Company Secretary, both in Hong Kong and in the U.K. Mr. Li gained his Masters degree in E-Business from City University of Hong Kong and a MBA from University of Warwick, U.K.

Mr. Benedict is entitled to a base salary of $8,333 (HK 65,000) per month and a bonus of 30,000 shares of common stock of the company for the first year of service, with bonuses to be reviewed before end of the first year. His employment agreement is attached as Exhibit 10.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Li had or is to have a direct or indirect material interest. There are no family relationships among any directors or executive officers and Mr. Li.

ITEM 7.01 Regulation FD Disclosure

The Registrant discloses that the text of the press release on January 17, 2007 is set forth below pursuant to the requirements of Regulation FD.

China Digital Media Corporation Announces Termination of an Advertising Distribution Agreement in China

HONG KONG, January 17 /Xinhua-PRNewswire/ -- China Digital Media Corporation (the “Company”) (OTC Bulletin Board: CDGT) announced today that its affiliate company, Guangdong M-Rider Media Company Limited (“Guangdong M-Rider”), has terminated an Advertising Distribution Agreement with a television station as the exclusive advertising agent in Guangdong province of China after one year of services.

According to the original agreement, the services can be extended for one additional year; the management however has decided not to renew the agreement. Under a new arrangement, Guangdong M-Rider will remain as an advertising agent but does not have to pay any fixed commitment fee to the television station.

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”This move will enable us to concentrate on serving our clients’ needs and effectively utilizing our resources in other prospective areas without affecting our margin,” said Daniel Ng, Chairman and CEO of China Digital Media Corporation. “In coming years, our advertising team will focus on providing media planning and consulting services to the clients, we believe these would generate better margin and prospect for our future growth.”

For more information on us, please go to our website at http://www.chinadigimedia.com .

To be added to China Digital Media's investor e-mail list, please send e-mail to our Investors Relations at ir@chinadigimedia.com.

About China Digital Media Corporation

China Digital Media Corporation focuses its business in three main areas: Cable TV Operations, Programs Production and Advertising Sales. Guangdong M-Rider Media Company Limited, a wholly owned subsidiary of CDGT and a limited company registered in China, is an advertising sales agent, its principal operating activities are in media planning, production, distribution of advertisement through television channels and related consulting services.

Certain information contained in these materials is "forward-looking" information, such as projections, estimates, pro formas, or statements of intentions, expectations or plans. While management has based any forward-looking statements contained in the press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s public filings with the SEC. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to update or revise any forward-looking statement.

For more information, please contact:

China Digital Media Corporation
Investor Relations
Tel: +852-2390-8600

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

Dated: January 22, 2007	By:	/s/ Daniel Ng
Daniel Ng Chief Executive Officer

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Exhibit Index

Exhibit 10.   Employment Agreement

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